As filed with the Securities and Exchange Commission on January 30, 2009
Registration Statement No.: 333-113392

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
Registration Statement
Under
The Securities Act of 1933
HARRIS INTERACTIVE INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation or organization)
16-1538028
(I.R.S. Employer Identification No.)

60 Corporate Woods Rochester, New York (Address of Principal Executive Offices)	14623 (Zip Code)
Agreement with Robert E. Knapp
Option Agreements
(Full title of the plan)

Kimberly Till	with a copy to:
President and Chief Executive Officer Harris Interactive Inc. 60 Corporate Woods Rochester, New York 14623 (585) 272-8400	Beth Ela Wilkens, Esq. Harris Beach PLLC 99 Garnsey Road Pittsford, New York 14534 (585) 419-8800
(Name, address, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-113392) (the “Registration Statement”) is being filed to deregister any of the 1,000,000 shares of the Common Stock, par value $.001 per share (the “Common Stock”), of Harris Interactive Inc. (the “Registrant”) that were registered for issuance to Robert E. Knapp, the Registrant’s former Chief Executive Officer, pursuant to the Registration Statement and remain unsold thereunder. The Registration Statement remains in effect as to any of the 100,000 shares of Common Stock registered under the Registration Statement for issuance pursuant to Non-Qualified Stock Option Agreements by and between the Company and certain employees of Novatris, S.A. dated as of March 2, 2004 that remain unsold thereunder.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 30th day of January, 2009.

HARRIS INTERACTIVE INC.
By:	/s/ Kimberly Till
Kimberly Till,
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

By:	/s/ Kimberly Till Kimberly Till	President and Chief Executive Officer (Principal Executive Officer) and Director	January 30, 2009

By:	/s/ Deborah Rieger-Paganis Deborah Rieger-Paganis	Interim Chief Financial Officer and Treasurer (Principal Financial Officer)	January 30, 2009

By:	/s/ Eric W. Narowski Eric W. Narowski	Senior Vice President and Global Controller (Principal Accounting Officer)	January 30, 2009

By:	/s/ George Bell	Director	January 30, 2009

George Bell

By:	/s/ David Brodsky	Director	January 30, 2009

David Brodsky

By:	/s/ Steven L. Fingerhood	Director	January 30, 2009

Steven L. Fingerhood

By:	/s/ Stephen D. Harlan	Director	January 30, 2009

Stephen D. Harlan

By:	/s/ James R. Riedman	Director	January 30, 2009

James R. Riedman

By:	/s/ Howard L. Shecter	Director	January 30, 2009

Howard L. Shecter

Signature		Title	Date

By:	/s/ Antoine G. Treuille	Director	January 30, 2009

Antoine G. Treuille